Exhibit 99.1

Netskope Announces Strong Fourth Quarter and Fiscal Year 2026

Financial Results

●
ARR increased 31% year-over-year to $811 million
●
Q4 revenue increased 32% year-over-year to $196.3 million
●
Q4 net cash provided by operating activities was $18.1 million, representing 9% of revenue

SANTA CLARA, Calif. – March 11, 2026 – Netskope, Inc. (NASDAQ:NTSK) a leader in modern security and networking for the cloud and AI era, today announced financial results for the fourth quarter and fiscal year 2026, ended January 31, 2026.

“We closed fiscal 2026 on a strong note, delivering record net new ARR in Q4 and achieving our first full year of positive free cash flow,” said Sanjay Beri, CEO of Netskope. “The AI Supercycle is here, demanding a new standard for high-performance security and networking. We believe the next decade will be defined by an intelligent edge. Our Netskope One platform combined with our NewEdge network is exactly that - a structural architecture built specifically for the requirements of an autonomous, agentic economy. This AI-native foundation provides the real-time context and policy enforcement needed to move beyond simple visibility and take immediate, automated action across our global fabric. With today’s launch of our new AI Security products and our recently announced AI Fast Path, we are providing the foundation to both secure and accelerate the AI world. By unifying high-speed performance with active protection, Netskope is providing the essential, adaptive fabric that empowers the modern enterprise to innovate with confidence and scale without compromise.”

Fourth Quarter Fiscal 2026 Financial Highlights

●
Annual Recurring Revenue (ARR): ARR grew 31% year-over-year to $811 million as of January 31, 2026.
●
Revenue: Q4 revenue was $196.3 million, an increase of 32% year-over-year.
●
Gross Profit and Margin: GAAP gross profit was $143.3 million, compared to $99.3 million for the fourth quarter of fiscal 2025, and GAAP gross margin was 73%, compared to 67% for the fourth quarter of fiscal 2025. Non-GAAP gross profit was $150.1 million, compared to $106.2 million for the fourth quarter of fiscal 2025, and non-GAAP gross margin was 76%, compared to 72% for the fourth quarter of fiscal 2025.
●
Loss from Operations and Operating Margin: GAAP loss from operations was $(114.3) million, compared to a loss of $(41.2) million for the fourth quarter of fiscal 2025, and GAAP operating margin was (58)%, compared to (28)% for the fourth quarter of fiscal 2025. Non-GAAP loss from operations was $(20.4) million, compared to a loss of $(23.0) million for the fourth quarter of fiscal 2025, and non-GAAP operating margin was (10)%, compared to (15)% for the fourth quarter of fiscal 2025.
●
Net Loss Per Share: GAAP net loss per share was $(0.14), compared to $(0.75) in the fourth quarter of fiscal 2025. Non-GAAP net loss per share was $(0.04), compared to $(0.23) in the fourth quarter of fiscal 2025.

●
Cash Flow: Net cash generated from operations was $18.1 million, compared to $6.1 million in the fourth quarter of fiscal 2025 and operating cash flow margin was 9%, compared to 4% in the fourth quarter of fiscal 2025. Free cash flow was $4.0 million, compared to $4.1 million in the fourth quarter of fiscal 2025 and free cash flow margin was 2%, compared to 3% in the fourth quarter of fiscal 2025.
●
Cash, Cash Equivalents, and Marketable Securities: Total cash, cash equivalents, and marketable securities at the end of the fourth quarter was $1.2 billion.

Full Year Fiscal 2026 Financial Highlights

●
Revenue: 2026 revenue was $709.0 million, an increase of 32% year-over-year.
●
Gross Profit and Margin: GAAP gross profit was $482.7 million, compared to $347.9 million for fiscal 2025, and GAAP gross margin was 68%, compared to 65% for fiscal 2025. Non-GAAP gross profit was $531.1 million, compared to $371.3 million for fiscal 2025, and non-GAAP gross margin was 75%, compared to 69% for fiscal 2025.
●
Loss from Operations and Operating Margin: GAAP loss from operations was $(652.6) million, compared to a loss of $(255.7) million for fiscal 2025, and GAAP operating margin was (92)%, compared to (48)% for fiscal 2025. Non-GAAP loss from operations was $(111.1) million, compared to $(181.4) million for fiscal 2025, and non-GAAP operating margin was (16)%, compared to (34)% for fiscal 2025.
●
Net Loss Per Share: GAAP net loss per share was $(3.18), compared to $(3.64) in fiscal 2025. Non-GAAP net loss per share was $(0.48), compared to $(1.89) in fiscal 2025.
●
Cash Flow: Net cash generated from operations was $38.1 million, compared to $(110.7) million used in operations in fiscal 2025 and operating cash flow margin was 5%, compared to (21)% in fiscal 2025. Free cash flow was $12.4 million, compared to $(151.1) million in fiscal 2025 and free cash flow margin was 2%, compared to (28)% in fiscal 2025.

Recent Business Highlights

We announced several new products and innovations that expand our market-leading Netskope One platform of more than 25 security, networking, analytics and AI products, including:

●
Netskope One AI Security, a suite of products within the unified Netskope One platform that are designed to help organizations streamline and derisk their AI adoption. These products include:
○
Netskope One Agentic Broker, which extends Netskope's existing AI visibility and security controls to sanctioned and unsanctioned MCP-based communications.
○
Netskope One AI Gateway, which provides visibility, access, and runtime control into agentic traffic that organizations want to inspect in their own privately hosted AI deployments, inclusive of private LLMs and apps.
○
Netskope One AI Guardrails, which extend existing data and threat protection capabilities to stop AI-specific threats and provide thorough real-time LLM content moderation with a single, unified view of incidents.
○
Netskope One AI Red Teaming, which compliments AI Gateway by stress-testing privately hosted AI models to ensure production-readiness of an organization's applications.

●
NewEdge AI Fast Path, which efficiently optimizes network paths for critical AI destinations, including AI applications hosted in public, private, or neo-clouds to prioritize and accelerate AI application traffic.
●
Netskope One Data Lineage, for tracking and visualizing movement of sensitive data through various levels of origin, usage, and access. Data Lineage helps organizations classify data through the use of LLMs, automating a once manually-intensive process.
●
Netskope DNS-as-a-Service (DNSaaS), a secure, cloud-based DNS service for Netskope clients and tunnels. Enables customers to point DNS traffic to Netskope for resolution, and then use our DNS content filtering and security capabilities to provide secure access for use cases such as guest WiFi access.
●
Netskope Enterprise Browser support was expanded to iOS and Android mobile devices. Deeper integration with Netskope's Remote Browser Isolation and Private Access solutions enables customers to connect to private applications through web browsers on unmanaged devices.

On the partnership front, Netskope expanded its ecosystem of managed security partners, forming a new partnership with Telefónica Tech UK&I to offer a fully managed suite of Netskope’s AI-driven security products to enterprises within the region. Netskope also achieved the Amazon Web Services (AWS) Security Competency status for AI Security. This competency assures AWS customers that Netskope has met technical and quality standards to deliver best-in-class solutions for securing AI workloads across AI security use cases.

Financial Outlook

Netskope is providing the following guidance for the first quarter and full year fiscal 2027:

For the first quarter of fiscal 2027, we expect:

●
Q1 revenue of $197 million to $199 million
●
Non-GAAP operating margin of approximately (16.0)%
●
Non-GAAP net loss per share of $(0.06) to $(0.07), using approximately 405 million weighted average common stock outstanding

For the full year of fiscal 2027, we expect:

●
Total revenue of $870 million to $876 million
●
Non-GAAP gross margin of approximately 77%
●
Non-GAAP operating margin of approximately (10.0)%
●
Non-GAAP net loss per share of $(0.19), using approximately 415 million weighted average common stock outstanding
●
Free cash flow margin of 2% to 4%

These statements are forward-looking, and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, reconciling items that may be incurred in the future, such as stock-based compensation and related employer payroll taxes, the effect of which may be significant.

Netskope Lock-up Expiration

In connection with Netskope’s initial public offering (the “IPO”), Netskope’s executive officers, directors and the holders of substantially all of Netskope’s Class A common stock and securities convertible into or exchangeable for Class A common stock as of the IPO entered into market standoff agreements with Netskope or entered into lock-up agreements with the underwriters that restrict their ability to sell or transfer their shares for a period ending upon the earlier of (i) 12:01 AM Eastern Time on the second trading day after the date that Netskope publicly announces earnings for the fourth quarter of fiscal 2026, provided that such release of earnings is at least 145 days after September 18, 2025, and (ii) the end of the 180th day after September 18, 2025 (the “lock-up period”), subject to certain exceptions.

The lock-up period is scheduled to end at the opening of the market on March 13, 2026, which is the second trading day after the date of this earnings release. Netskope will also release its market standoff agreements when the lock-up period expires.

As of March 5, 2026, Netskope had approximately 156 million shares of Class A common stock outstanding and 244 million shares of Class B common stock outstanding. Netskope estimates that approximately 390 million shares of Class A common stock (including approximately 244 million shares of Class B common stock convertible into Class A common stock and 48 million shares issuable upon the exercise of outstanding vested options) may become eligible for sale in the public market at the open of trading on March 13, 2026, subject to volume limitations, manner of sale provisions and notice provisions under Rule 144 in the case of Netskope affiliates.

Conference Call

Netskope will host a conference call at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today to discuss its financial results and outlook. The conference call will be available via live webcast and replay at the Investor Relations section of Netskope’s website at investors.netskope.com.

Supplemental Financial and Other Information:

Supplemental financial information can be accessed through Netskope’s investor relations website at investors.netskope.com.

About Netskope

Netskope (NASDAQ: NTSK), a leader in modern security and networking for the cloud and AI era, addresses the needs of both security and networking teams by providing optimized access and real-time, context-based security for the AI ecosystem inclusive of agents/apps/tools/LLMs, people, devices, and data anywhere they go. Thousands of customers, including more than 30 of the Fortune 100, trust the Netskope One platform, its Zero Trust Engine, and its powerful NewEdge network to reduce risk and gain full visibility and control over cloud, AI, SaaS, web, and private applications - providing security and accelerating performance without trade-offs. Learn more at www.netskope.com, Netskope.ai, on LinkedIn, and Instagram.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, statements regarding our future financial and operating performance, including our GAAP and non-GAAP guidance and financial outlook for the first quarter of fiscal 2027 and full year fiscal 2027, and the impact of AI on enterprises. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including but not limited to: macroeconomic influences and instability, geopolitical events, operations and financial results and the economy in general; risks associated with scaling our business and managing our rapid growth; our ability to expand our partner relationships; our ability to identify and effectively implement the necessary changes to address execution challenges; our limited experience with new products and the risks associated with new product offerings, including adoption by customers and the discovery of software bugs; our ability to attract and retain new customers; the failure to timely develop and achieve market acceptance of new products as well as existing products; rapidly evolving technological developments in the market for security, networking, analytics and AI products and our ability to innovate and remain competitive; length of sales cycles; risks related to the use of AI in our platform; and general market, political, economic and business conditions, as well as those risks and uncertainties included in filings we make with the Securities and Exchange Commission from time to time.

All forward-looking statements in this press release are based on information available to Netskope as of the date hereof, and we undertake no obligation to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

Non-GAAP Financial Measures

In addition to GAAP financial measures, this press release includes non-GAAP financial measures that we use to evaluate our business performance, identify trends affecting our business, formulate business plans and make strategic decisions. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, free cash flow and free cash flow margin, and their respective definitions are presented below.

There are limitations to the non-GAAP financial measures included in this press release, and they may not be comparable to similarly titled measures of other companies. The non-GAAP financial measures included in this press release should not be considered in isolation from or as a substitute for their most directly comparable GAAP financial measures. Our management believes that our non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and income that may not be indicative of our ongoing core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when analyzing historical performance and liquidity and when planning, forecasting and analyzing future periods.

For a reconciliation of the non-GAAP financial measures presented for historical periods to their most directly comparable GAAP financial measures, please see the tables captioned "Reconciliation of GAAP to Non-GAAP Financial Information" included at the end of this press release. We encourage you to review the reconciliation in conjunction with the presentation of the non-GAAP financial measures for each of the periods presented. In future periods, we may exclude similar items, may incur income and expenses similar to these excluded items and may include other expenses, costs and non-recurring items.

Non-GAAP Gross Profit and Non-GAAP Gross Margin

We define non-GAAP gross profit as GAAP gross profit excluding stock-based compensation expense and related taxes, and amortization of acquired intangible assets. We define non-GAAP gross margin as non-GAAP gross profit as a percentage of revenue.

Non-GAAP Loss from Operations and Non-GAAP Operating Margin

We define non-GAAP loss from operations as GAAP loss from operations excluding stock-based compensation expense and related taxes, amortization of acquired intangible assets, and acquisition-related expense. We define non-GAAP operating margin as non-GAAP loss from operations as a percentage of revenue.

Non-GAAP Net Loss

We define non-GAAP net loss as GAAP net loss adjusted to exclude stock-based compensation expense and related taxes, amortization of acquired intangible assets, acquisition-related expense, gain or loss on fair value change in convertible notes, and non-GAAP provision for (benefit from) income taxes.

Non-GAAP Net Loss Per Share

We define non-GAAP net loss per share as GAAP net loss per share adjusted to exclude stock-based compensation expense and related taxes, amortization of acquired intangible assets, acquisition-related expense, gain or loss on fair value change in convertible notes, and non-GAAP provision for (benefit from) income taxes.

Free Cash Flow and Free Cash Flow Margin

We define free cash flow as net cash provided by (used in) operating activities less purchase of property and equipment and intangible assets and capitalized internal-use software. Free cash flow margin is determined by dividing free cash flow by revenue. We believe free cash flow and free cash flow margin serve as valuable indicators of liquidity, as it provides our management, board of directors, and investors with insight into our ability to generate cash from our operations, strategic initiatives, and strengthening our balance sheet.

ARR

We define ARR as the annualized value of our cloud subscription contracts that are active as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms. Provided that we are actively negotiating a renewal or new agreement with a customer after the expiration of a contract, we continue to include that contract's annualized value in ARR until the customer notifies us of their decision not to renew. ARR excludes non-recurring components of revenue such as professional services, training, sales of hardware, and other non-recurring revenue.

Investor Relations Contact:

Michelle Spolver

IR@netskope.com

Media Contact:

Tim Whitman

press@netskope.com

NETSKOPE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	January 31,	January 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$470,795	$166,012
Marketable securities	687,391	80,679
Accounts receivable, net	158,278	195,100
Inventories	4,902	5,763
Deferred contract acquisition costs	54,048	42,860
Prepaid expenses and other current assets	73,553	37,991
Total current assets	1,448,967	528,405
Property and equipment, net	93,876	99,480
Operating lease right-of-use assets	32,096	34,571
Intangible assets, net	21,403	37,242
Goodwill	61,083	61,083
Deferred contract acquisition costs, noncurrent	100,798	78,805
Other assets, noncurrent	14,069	18,920
Total assets	$1,772,292	$858,506
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$14,436	$2,652
Accrued compensation and benefits	99,880	62,781
Deferred revenue	532,732	430,156
Operating lease liabilities, current	10,769	10,267
Accrued expenses and other current liabilities	23,715	20,852
Total current liabilities	681,532	526,708
Deferred revenue, noncurrent	143,126	160,151
Convertible notes	720,960	626,622
Operating lease liabilities, noncurrent	23,424	25,808
Other liabilities, noncurrent	8,719	4,806
Total liabilities	1,577,761	1,344,095
Stockholders’ equity (deficit):
Convertible preferred stock	-	1,050,561
Preferred stock	-	-
Common stock	-	10
Class A common stock	6	-
Class B common stock	34	-
Additional paid-in capital	2,888,202	418,791
Accumulated other comprehensive loss	(64,811)	(5,439)
Accumulated deficit	(2,628,900)	(1,949,512)
Total stockholders’ equity (deficit)	194,531	(485,589)
Total liabilities and stockholders’ equity (deficit)	$1,772,292	$858,506

NETSKOPE, INC.

CONDENSED CONSOLIDATED STATEMENTS of OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
Revenue	$196,330	$148,486	$708,997	$538,268
Cost of revenue(1)	53,061	49,160	226,328	190,369
Gross profit	143,269	99,326	482,669	347,899
Operating expenses:
Sales and marketing(1)	96,447	63,437	393,742	280,828
Research and development(1)	105,590	61,431	509,029	254,189
General and administrative(1)	55,518	15,634	232,477	68,623
Total operating expenses	257,555	140,502	1,135,248	603,640
Loss from operations	(114,286)	(41,176)	(652,579)	(255,741)
Other income (expense), net:
Gain (loss) on changes in fair value of convertible notes	51,585	(35,378)	(34,256)	(98,627)
Other income, net	9,253	632	18,782	4,101
Loss before provision for income taxes	(53,448)	(75,922)	(668,053)	(350,267)
Provision for income taxes	3,322	1,116	11,335	4,243
Net loss	$(56,770)	$(77,038)	$(679,388)	$(354,510)
Net loss per share attributable to common stockholders, basic and diluted	$(0.14)	$(0.75)	$(3.18)	$(3.64)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	394,561,428	102,414,167	213,896,041	97,515,591

(1)Includes stock-based compensation expense as follows:
Cost of revenue	$4,272	$547	$33,217	$2,477
Sales and marketing	16,206	3,674	94,510	18,341
Research and development	33,586	5,960	232,467	24,698
General and administrative	34,013	1,000	155,997	5,318
Total stock-based compensation expense	$88,077	$11,181	$516,191	$50,834

NETSKOPE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Year Ended January 31,
	2026	2025
Cash flows from operating activities
Net loss	$(679,388)	$(354,510)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation expense	516,191	50,834
Depreciation and amortization	45,902	51,544
Amortization of deferred contract acquisition costs	54,208	45,265
Non-cash operating lease expenses	13,701	11,975
(Accretion of discount) amortization of premium on investments, net	(3,380)	(2,029)
Change in fair value of convertible notes	34,256	98,627
Deferred income tax benefit	(2,256)	(3,371)
Other	633	1,453
Changes in operating assets and liabilities:
Accounts receivable	36,822	(81,128)
Inventories	529	686
Deferred contract acquisition costs	(87,389)	(66,183)
Prepaid expenses and other current assets	(28,155)	(4,100)
Other non-current assets	7,149	(8,912)
Accounts payable	11,353	(4,085)
Accrued compensation and benefits	35,215	13,353
Operating lease liabilities	(13,108)	(13,093)
Accrued expenses and other current liabilities	6,367	(741)
Deferred revenue	85,551	152,940
Other non-current liabilities	3,872	797
Net cash provided by (used in) operating activities	38,073	(110,678)
Cash flows from investing activities
Purchases of property and equipment	(22,920)	(33,695)
Capitalized internal-use software	(2,780)	(3,390)
Purchases of intangible assets	-	(3,337)
Payments for business combination, net of cash acquired	-	(2,508)
Proceeds from disposal of fixed assets	-	30
Purchases of marketable securities	(767,447)	(104,465)
Proceeds from maturities of marketable securities	83,996	149,609
Proceeds from sales of marketable securities	80,496	-
Net cash (used in) provided by investing activities	(628,655)	2,244
Cash flows from financing activities
Proceeds from issuance of common stock upon initial public offering, net of underwriting discount and commissions	992,209	-
Payments for deferred offering costs	(6,320)	(143)
Proceeds from issuance of common stock upon exercise of stock options	35,257	35,649
Proceeds from issuance of convertible senior notes, net of issuance cost	-	74,355
Cash received for tax withholding obligations upon settlement of equity awards	37,435	-
Payments for tax withholding obligations upon settlement of equity awards	(159,325)	-
Payments for holdback consideration on business combination	(3,325)	-
Repurchase of common stock	(565)	-
Net cash provided by financing activities	895,366	109,861
Net increase in cash, cash equivalents, and restricted cash	304,784	1,427
Cash, cash equivalents, and restricted cash, beginning of year	167,197	165,770
Cash, cash equivalents, and restricted cash, end of year	$471,981	$167,197

NETSKOPE, INC.

RECONCILIATION OF GAAP to NON-GAAP FINANCIAL INFORMATION

(in thousands, except percentage and per share data)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
Gross profit reconciliation:
Gross profit	$143,269	$99,326	$482,669	$347,899
Stock-based compensation expense and related taxes	4,494	548	34,037	2,478
Amortization of acquired intangible assets	2,342	6,320	14,358	20,965
Non-GAAP gross profit	$150,105	$106,194	$531,064	$371,342
Gross margin	73%	67%	68%	65%
Non-GAAP gross margin	76%	72%	75%	69%

Sales and marketing expense reconciliation:
Sales and marketing expense	$96,447	$63,437	$393,742	$280,828
Stock-based compensation expense and related taxes	(17,106)	(3,840)	(97,567)	(18,597)
Amortization of acquired intangible assets	(151)	(534)	(1,481)	(1,712)
Non-GAAP sales and marketing expense	$79,190	$59,063	$294,694	$260,519
Sales and marketing expense as a percentage of revenue	49%	43%	56%	52%
Non-GAAP sales and marketing expense as a percentage of revenue	40%	40%	42%	48%

Research and development expense reconciliation:
Research and development expense	$105,590	$61,431	$509,029	$254,189
Stock-based compensation expense and related taxes	(35,024)	(5,963)	(236,498)	(24,746)
Amortization of acquired intangible assets	-	-	-	(70)
Non-GAAP research and development expense	$70,566	$55,468	$272,531	$229,373
Research and development expense as a percentage of revenue	54%	41%	72%	47%
Non-GAAP research and development expense as a percentage of revenue	36%	37%	38%	43%

General and administrative expense reconciliation:
General and administrative expense	$55,518	$15,634	$232,477	$68,623
Stock-based compensation expense and related taxes	(34,756)	(1,000)	(157,499)	(5,318)
Acquisition related credit/expense	-	1	-	(459)
Non-GAAP general and administrative expense	$20,762	$14,635	$74,978	$62,846
General and administrative expense as a percentage of revenue	28%	11%	33%	13%
Non-GAAP general and administrative expense as a percentage of revenue	11%	10%	11%	12%

Loss from operations reconciliation:
Loss from operations	$(114,286)	$(41,176)	$(652,579)	$(255,741)
Stock-based compensation expense and related taxes	91,380	11,351	525,601	51,139
Acquisition related credit/expense	-	(1)	-	459
Amortization of acquired intangible assets	2,493	6,854	15,839	22,747
Non-GAAP loss from operations	$(20,413)	$(22,972)	$(111,139)	$(181,396)
Operating margin	(58)%	(28)%	(92)%	(48)%
Non-GAAP operating margin	(10)%	(15)%	(16)%	(34)%

Net loss reconciliation:
Net loss	$(56,770)	$(77,038)	$(679,388)	$(354,510)
Stock-based compensation expense and related taxes	91,380	11,351	525,601	51,139
Acquisition related credit/expense	-	(1)	-	459
Amortization of acquired intangible assets	2,493	6,854	15,839	22,747
(Gain) loss on fair value change in convertible notes	(51,585)	35,378	34,256	98,627
Provision for (benefit from) income taxes	274	(348)	638	(2,587)
Non-GAAP net loss	$(14,208)	$(23,804)	$(103,054)	$(184,125)

Basic and diluted EPS reconciliation:
Net loss per share, basic and diluted	$(0.14)	$(0.75)	$(3.18)	$(3.64)
Stock-based compensation expense and related taxes	0.23	0.11	2.46	0.52
Acquisition related credit/expense	-	-	-	-
Amortization of acquired intangible assets	0.01	0.07	0.07	0.23
(Gain) loss on fair value change in convertible notes	(0.13)	0.34	0.16	1.01
Provision for (benefit from) income taxes	-	-	-	(0.03)
Non-GAAP net loss per share, basic and diluted	$(0.04)	$(0.23)	$(0.48)	$(1.89)
Note: Certain figures may not sum due to rounding.

NETSKOPE, INC.

SELECTED CASH FLOW INFORMATION

(in thousands)

(unaudited)

	Three Months Ended January 31,		Year Ended January 31,
	2026	2025	2026	2025
Reconciliation of cash provided by (used in) operating activities to free cash flow:
Net cash provided by (used in) operating activities	$18,123	$6,121	$38,073	$(110,678)
Purchase of property and equipment and intangible assets	(13,357)	(1,258)	(22,920)	(37,032)
Capitalized internal-use software	(790)	(811)	(2,780)	(3,390)
Free cash flow	$3,976	$4,052	$12,373	$(151,100)

Net cash (used in) provided by investing activities	$(530,012)	$(36,773)	$(628,655)	$2,244

Net cash (used in) provided by financing activities	$(1,968)	$12,763	$895,366	$109,861

Operating cash flow margin	9%	4%	5%	(21)%
Free cash flow margin	2%	3%	2%	(28)%
Note: Certain figures may not sum due to rounding.